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SUTHERLAND ASBILL & BRENNAN LLP                     1275 PENNSYLVANIA AVENUE, NW
ATTORNEYS AT LAW                                       WASHINGTON, DC 20004-2415
                                                                    202.383.0100
                                                                fax 202.637.3593
                                                                  www.sablaw.com


                                                                    EXHIBIT 23.1

DAVID S. GOLDSTEIN
DIRECT LINE: 202.383.0606
INTERNET: DGOLDSTEIN@SABLAW.COM

                                            April 27, 1999

Board of Directors
Protective Investment Company
2801 Highway 280 South
Birmingham, Alabama 35223

Directors:

     We hereby consent to the reference to our name under the caption "Legal Counsel" in the statement of additional information filed as part of post-effective amendment No. 10 to the Form N-1A registration statement for Protective Investment Company (File No. 33-71592). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                       Sincerely,

                                       SUTHERLAND ASBILL & BRENNAN LLP

                                       By:    /s/ David S. Goldstein
                                           -----------------------------
                                                David S. Goldstein